Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ventas, Inc.:

We consent to the incorporation by reference in

•	The Registration Statement (Form S-4 No. 333-198789) pertaining to shares of Ventas, Inc. common stock issued in connection with the merger with American Realty Capital Healthcare Trust, Inc.;

•	The Registration Statement (Form S-3 No. 333-234369) pertaining to the common stock of Ventas, Inc.;

•
The Registration Statement (Form S-3 No. 333-222998) pertaining to common stock, preferred stock, depository shares, warrants, debt securities and guarantees of debt securities of Ventas, Inc. and debt securities and guarantees of debt securities of Ventas Realty, Limited Partnership;

•	The Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan;

•	The Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended;

•	The Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors;

•	The Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan;

•	The Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan;

•	The Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors,

and in the related Prospectuses of Ventas, Inc. of our reports dated February 21, 2020 with respect to the consolidated balance sheets of Ventas, Inc. as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the financial statement schedules II, III, and IV for the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in this December 31, 2019 annual report on Form 10-K of Ventas, Inc.

Our report contains an explanatory paragraph related to Ventas, Inc.’s change in method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP

Chicago, Illinois
February 21, 2020